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                                                                    Exhibit 3(b)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                      UTILICORP CANADA FINANCE CORPORATION


1.       The name of the Company is UTILICORP CANADA FINANCE CORPORATION.

2. There are no restrictions on the objects and powers of the Company, and the Company shall have all the powers, capacity, rights and privileges of a natural person, including the capacity to:

         (a) sell or dispose of its undertaking, or a substantial part thereof;

         (b)      distribute any of its property in specie among its members;

         (c)      amalgamate with any company or other body of persons;

3.       The liability of the members is unlimited.

         The undersigned subscriber is desirous of being formed into a Company in pursuance to this Memorandum of Association and agrees to take the number and kind of shares in the capital stock of the Company set opposite my name:

===============================================================================
NAME, ADDRESS AND DESCRIPTION                   NUMBER AND KIND OF SHARES
OF SUBSCRIBER                                   SHARES TAKEN BY SUBSCRIBER
===============================================================================
Roy F. Redgrave
2100 - 1801 Hollis Street                       One common
                                                (1) share without nominal or
Halifax, Nova Scotia B3J 2X6                    par value
===============================================================================
TOTAL NUMBER OF SHARES:       One common (1) share without nominal or par value
===============================================================================

DATED: May 17, 1999
WITNESS: Geraldine Wigginton
ADDRESS: 2100-1801 Hollis Street, Halifax, Nova Scotia  B3J 2X6

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OCCUPATION: Paralegal
PROVINCE OF NOVA SCOTIA                      )
COUNTY OF HALIFAX SS                         )

IN THE MATTER OF:                   THE COMPANIES ACT

                                    -and-

IN THE MATTER OF:                   UTILICORP CANADA FINANCE CORPORATION

I, Roy F. Redgrave, of Suite 2100, 1801 Hollis Street, Halifax, Nova Scotia, B3J 2X6 do hereby solemnly swear as follows:

4.       THAT I am a Barrister and Solicitor of the Supreme Court of Nova
         Scotia.

5. THAT I have been engaged in the formation of UTILICORP CANADA FINANCE CORPORATION about to be incorporated under the Companies Act.

6. THAT all requirements of the said Act in respect of registration and of matters precedent and incidental thereto have been duly complied with.

         AND I make this solemn declaration conscientiously believing the same to be true and knowing it to be of the same force and effect as if made under oath and by virtue of the CANADA EVIDENCE ACT.

DECLARED by the above-named                 )
Declarant before me at Halifax,             )
in the County of Halifax, Province          )
of Nova Scotia, this 17th day of            )
May, 1999.                                                             )
                                            )        Signed by:
SIGNED BY: JAMES ISNOR                      )        ROY REDGRAVE
----------------------------------                   --------------------------
A Barrister of the Supreme Court            )
of Nova Scotia                                                )